Exhibit 15.1
November 14, 2025
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our reports dated May 7, 2025, August 8, 2025 and November 5, 2025 on our reviews of interim financial information of Anywhere Real Estate Inc, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 are incorporated by reference in this Registration Statement on Form S-4.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey